Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2004 Sypris Equity Plan of Sypris Solutions, Inc. of our report dated January 30, 2004 with respect to the consolidated financial statements and schedule of Sypris Solutions, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Louisville, Kentucky
April 26, 2004